Exhibit 10.16
RED LION HOTELS
CORPORATION
January 29, 2010
Anupam Narayan
2124 S. Rockwood Blvd.
Spokane, Washington 99203
Dear Mr. Narayan:
As you requested, this letter will confirm that Red Lion Hotels Corporation has agreed to the arrangement set out in the email message from Bruce Bjerke to Lara Hemingway on January 28, 2010, a copy of which is attached. As part of those terms, the company has agreed that the exercise date for the 80,000 vested options that were granted to you on November 22, 2004, at an exercise price of $5.10, will be extended to July 30, 2010. We have also agreed that your $720,000 severance payment, together with the $7,693.15 prorated bonus, will be paid to you July 14, 2010.
Regards,
/s/ Anthony F. Dombrowik
Anthony F. Dombrowik
Senior Vice President, Chief Financial Officer
Agreed:

/s/ Anupam Narayan	January 29, 2010

Anupam Narayan
BLH Building · 201 W. North River Drive · Spokane, WA 99201 · 509-459-6100 · Fax 509-325-7324 · redlion.com

From: Bjerke, Bruce
Sent: Thursday, January 28, 2010 3:06 PM
To: ‘Lara L Hemingway’
Cc: Andrew J. Schultheis; Michael F Nienstedt
Subject: RE: Narayan
Lara, Andrew and Mike
We are in agreement. Red Lion has accepted the proposal described in my message to you below, with Lara’s corrections, also noted below. I have attached an updated and corrected spreadsheet with the revised calculations.
Red Lion calculates the value of the restricted stock at $407,806.56 based on the $4.83 per share closing price on 1/13/10, and calculates the tax on that as follows: $113,671.24 made up of FIT of $101,951.64; SS of $5,806.40; and Medicare of $5,913.
We will proceed to implement these arrangements tomorrow on this basis.
I’m glad we were able to work through this. Thank you for your curtesy and cooperation.
Bruce
Bruce Bjerke | Davis Wright Tremaine LLP
Partner
1201 Third Avenue, Suite 2200 | Seattle, WA 98101
Tel: (206) 757-8071 | Fax: (206) 757-7071
Email: brucebjerke@dwt.com | Website: www.dwt.com
Anchorage | Bellevue | Los Angeles | New York | Portland | San Francisco | Seattle | Shanghai | Washington, D.C.
From: Lara L Hemingway [mailto:LLH@witherspoonkelley.com]
Sent: Thursday, January 28, 2010 10:01 AM
To: Bjerke, Bruce
Cc: Andrew J. Schultheis; Michael F Nienstedt
Subject: Re: Narayan
Bruce,
Thank you for your summary.
We verified with Anupam the details you review in your 6 points and have a couple of comments. With respect to #5, it should reflect a payment date of 7/14/10, to push the payment out 6 months and one day from the date of termination (this is the date that is reflected on the spreadsheet of payment calculations). Also with respect to #3, we would like to verify that pursuant to the language in the employment agreement providing for immediate vesting of restricted stock upon a without cause termination, that the vesting date of 1/13/10 will be used for calculating the income inclusion on the payment date of 1/29/10, as provided in 1.83-1(a)(1). Additionally, Anupma would like to pay the withholding on the restricted stock in cash and will submit payment to the Company tomorrow as soon as they inform him of the proper amount.
Please let us know if there are further questions or comments with respect to this email or any other aspect of the proposed terms you have outlined.
Best Regards,
Lara L. Hemingway, J.D., LL.M.
Witherspoon, Kelley, Davenport & Toole, P.S.
422 W. Riverside Avenue, Suite 1100
Spokane, Washington 99201
(509) 624-5265
llh@wkdtlaw.com
fax: 509-458-2728
IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, please be advised that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used or relied upon, and cannot be used or relied upon, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.
Confidentiality Notice: The information contained in this email and any accompanying attachment(s) is intended only for the use of the intended recipient and may be confidential and/or privileged. If any reader of this communication is not the intended recipient, unauthorized use, disclosure or copying is strictly prohibited, and may be unlawful. If you have received this communication in error, please immediately notify the sender by return email, and delete the original message and all copies from your system.
Thank you.
— “Bjerke, Bruce” <BruceBjerke@dwt.com> wrote: —
To: <ajs@witherspoonkelley.com>, <llh@witherspoonkelley.com>, <mfn@witherspoonkelley.com>
From: “Bjerke, Bruce” <BruceBjerke@dwt.com>
Date: 01/27/2010 02:57PM
Subject: Narayan
Andrew, Mike and Lara
I will be speaking with RL first thing in the morning, and want to confirm that i have details right when i review the proposal with them.
Here is my understanding of what you have proposed:
1. the spreasheet tony prepared will be corrected to reflect the $360k pre reduction pay rate for the 13 days of pay and vacation accrual—
     i understand that lara will be sending me her calculations of the amounts later today
2. the spreadsheet will also be corrected to reflect the restricted stock value as the trading price on january 13, rather than january 20, which is the date used for the estimate

3. the payments (as adjusted for 1 and 2 above) reflected on the spreadsheet as being paid on 1/29 will be paid that date
4. RL will agree to extend the option exercise date for the 80,000 vested options that are in the money, to a new date of july 30, 2010
5. AN will agree that he will be paid the $720,000 in severance payments on July 12, 2010, thereby removing the 409A issue
6. AN will resign from the board on 1/29/10
please let me know if i have missed or misunderstood anything here bruce
Bruce Bjerke | Davis Wright Tremaine LLP
Partner
1201 Third Avenue, Suite 2200 | Seattle, WA 98101
Tel: (206) 757-8071 | Fax: (206) 757-7071
Email: brucebjerke@dwt.com | Website: www.dwt.com
Anchorage | Bellevue | Los Angeles | New York | Portland | San Francisco | Seattle | Shanghai | Washington, D.C.

Red Lion Hotels Corporation	Separation Costs Recap

					Employment
				Standard	Agreement	Negotiated
			Normal	Termination	Related	Separation
			Course	Related	Severance	Related	Total
Anupam Narayan			Payments	Payments	Payments	Payments	Payments
Current Salary
Base Salary	$360,000
Reduced Salary	$342,857

Salary to 1/1/10 (Portion Already Paid on 1/15/10)				$395.61			$395.61
Salary 1/1/10 to 1/13/10 (24 hours) Paid 1/29/10				$4,153.63			4,153.63

Medical Through End of January				RLH PAY
Unpaid Expense Reimbursement				Paid Normal Course of Business

Unpaid Vacation
Earned 1/1/10 4 Weeks or 160 Hours	$20,768			20,768.15			20,768.15
$360,000 / 2080 = $173.0679 per Hour
Assumed 40 Hours Taken so 120 left
Paid 1/29/10

2009 Bonus				NONE			—

Separation Payments
Bonus Target 60%	$216,000

Pro Rate Bonus
Assumed Separation Date	1/13/2010
Total Days	13
Total in Year	365

Pro Rate	0.04

Pro Rate Bonus	$7,693				7,693.15		7,693.15

Severance Pay Calculation
Base Salary	$360,000
2008 Bonus Paid in 2009	—
2008 401(k) match pd in 09	—

Total	$360,000
Multiple	2

	$720,000				720,000.00		720,000.00

Cost of Medical and Dental	$858	Per mo w/COBRA.
2 Years: Cobra 24 Months	24	months

EE and ER portion	$20,592				RLH PAY

ESPP Pay-out 2010	$1,055			1,054.94			1,054.94
Legal Expense	$—	Max by Agreement				$—	—
ESPP 2009 Over Contributed	$3,744			3,743.68			3,743.68

ESPP January 2010 Shares Purchased in Normal Course of Business

Options Accelerating Vesting					NONE		—

RSU Accelerated Vesting (84,432 Unvested RSU x $4.83 price estimate)					407,806.56		407,806.56
Based on 1/13/10 Close Price

Total			$—	$30,116.01	$1,135,499.71	$—	1,165,615.72

Amount Deferred under 409(a) to be Paid 7/14/10 in Cash							727,693.15

Amount Recognized / Paid 1/29/10							$437,922.57

				Recognized in RSU’s 1/13/10			$407,806.56
				Recognized in Cash 1/29/10			30,116
				Recognized in Cash 7/14/10			727,693

							$1,165,615.72